Exhibit 10.8

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

2019 PERFORMANCE INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [___________, 2021] (the “Grant Date”) by and between Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (the “Corporation”), and [___________] (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to the Sportsman’s Warehouse Holdings, Inc. 2019 Performance Incentive Plan (the “Plan”), the Corporation has granted to the Participant effective as of the date hereof (the “Award Date”), a credit of stock units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan;

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an Award with respect to an aggregate of [___________] restricted stock units (subject to adjustment as provided in Section 7.1 of the Plan) (the “Stock Units”). As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind.

3.Vesting. Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to one-third (1/3) of the total number of Stock Units (subject to adjustment under Section 7.1 of the Plan) on each of [___________, 2022], [___________, 2023] and [___________, 2024] (each, a “Vesting Tranche”, and the last such scheduled vesting date, the “Final Vesting Date”).

4.Continuance of Employment/Service Required; No Employment/Service Commitment. Except as otherwise expressly provided in Section 8, the vesting schedule in Section 3 requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan (except as otherwise expressly provided in Section 8).

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this Agreement, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

5.Dividend and Voting Rights.

(a)Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.

(b)Dividend Equivalent Rights Distributions. As of any date that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall credit the Participant with an additional number of Stock Units equal to (i) the per share cash dividend paid by the Corporation on its Common Stock on such date, multiplied by (ii) the total number of Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 7.1 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Stock on the date of payment of such dividend. Any Stock Units credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 5(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.

6.Restrictions on Transfer and Other Restrictions. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, except as set forth in Section 5.6 of the Plan. The Amended and Restated Articles of Incorporation (the “Articles”) and Bylaws of the Corporation, as either of them may be amended from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the transfer of shares). To the extent that these restrictions and limitations are greater than those set forth in this Agreement, such restrictions and limitations shall apply to the shares of Common Stock issuable with respect to the Award and are incorporated herein by this reference. Such restrictions and limitations are not, however, in lieu of, nor shall they in any way reduce or eliminate, any limitation or restriction on the shares of Common Stock acquired pursuant to the Award imposed under the Plan or this Agreement.

7.Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 3 or 8 hereof or Section 7 of the Plan (and in all events not later than two and one-half months after the applicable vesting date), the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 8. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.

8.Effect of Termination of Employment or Service.

(a)General. If the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary regardless of the reason for the termination of the Participant’s employment or service with the Corporation or a Subsidiary, whether with or without cause, voluntarily or involuntarily, the Participant’s Stock Units shall, except as expressly provided below, terminate as of the Severance Date (as defined below) to the extent such units have not become vested pursuant to Section 3 hereof, Section 8(b) hereof, or Section 8(c) hereof upon the Severance Date. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable Severance Date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

(b)Termination Due to Death or Permanent Disability. In the event the Participant’s Severance Date occurs prior to the Final Vesting Date and other than on one of the vesting dates set forth in Section 3, and the Participant’s Severance Date is the result of the death or Permanent Disability (as defined below) of the Participant, the next Vesting Tranche of the Award that is scheduled to vest following the Participant’s Severance Date shall immediately vest and become nonforfeitable as of the Participant’s Severance Date. The remaining unvested portion of the Stock Units subject to the Award, after giving effect to the preceding sentence, shall terminate in accordance with Section 8(a) of this Agreement.

(c)Change of Control. In the event a Change of Control (as defined below) occurs prior to the Final Vesting Date and prior to the Participant’s Severance Date, if the Participant’s Severance Date is the result of a termination of the Participant’s employment by the Corporation or a Subsidiary without Cause or by the Participant for Good Reason, in either case upon or within two years following the Change of Control, the unvested portion of the Award shall immediately vest and become nonforfeitable as of the Participant’s Severance Date.

(d)Defined Terms. The following definitions shall apply for purposes of this Agreement:

(i)“Cause” with respect to the Participant means the definition of “Cause” expressly provided in any written employment agreement (or offer letter or similar written agreement) between the Participant and the Corporation or any Subsidiary that defines such term (or substantially similar term, such as (without limitation) “gross misconduct”) in the context of the Participant’s employment. If the Participant is not covered by such an agreement with the Corporation or a Subsidiary that defines such term, then “Cause” with respect to the Participant means that one or more of the following has occurred, as reasonably determined by the Board based on the information then known to it:  (A) the Participant’s commission of any felony; (B) the Participant takes any actions or omissions intentionally causing the Corporation or any Subsidiary to violate any law, rule or regulation (other than technical violations that have no material adverse impact on the Corporation or Subsidiary, as applicable); (C) the Participant’s willful or reckless act or omission that injures the reputation or business of the Corporation or any Subsidiary in any material way or is otherwise demonstrably detrimental to the Corporation or a Subsidiary; (D) the Participant willfully fails or refuses to follow the legal and clear directives of the Board or any superior to whom the Participant reports (unless the following of such directive would be a violation of applicable law); (E) the Participant has been dishonest in connection with his employment activities or committed or engaged in an act of theft, embezzlement or fraud; or (F) the Participant has materially breached any provision of any agreement to which the Participant is a party with the Corporation or any Subsidiary or any fiduciary duty the Participant owes to the Corporation or any Subsidiary, provided in the event of a breach of such an agreement or duty in which a cure is reasonably possible in the circumstances, the Corporation or Subsidiary (as the case may be) provides written notice to the Participant of the condition(s) claimed to constitute such breach and the Participant fails to remedy such condition(s) within thirty (30) days after the date of such notice.

(ii)“Change of Control” means the occurrence of any of the following after the Award Date:

(A)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (A), the following acquisitions shall not constitute a Change of Control; (a) any acquisition directly from the Corporation, (b) any acquisition by the Corporation, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, (d) any acquisition by a Person or affiliate of a Person who owned more than 30% of the Outstanding Company Common Stock or Outstanding Company Voting Securities on the Award Date, or (e) any acquisition by any entity pursuant to a transaction that complies with clauses (C)(1), (2) and (3) below;

(B)Individuals who, as of the Award Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the

Award Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(C)Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 30% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(D)Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a Business Combination.

(iii)“Good Reason” with respect to the Participant means the definition of “Good Reason” expressly provided in any written employment agreement (or offer letter or similar written agreement) between the Participant and Corporation or any Subsidiary that defines such term (or substantially similar term) in the context of the Participant’s employment.  If the Participant is not covered by such an agreement with the Corporation or a

Subsidiary that defines such term, then “Good Reason” with respect to the Participant means the occurrence (without the Participant’s consent) of any one or more of the following conditions: (A) a significant and material diminution by the Corporation in the Participant’s position, responsibilities, reporting responsibilities or title, or a reduction by the Corporation in the Participant’s base salary; or (B) a material breach by the Corporation of a written employment agreement to which the Corporation and the Participant are a party; provided, however, that any such condition or conditions, as applicable, shall not constitute grounds for a termination for Good Reason unless both (x) the Participant provides written notice to the Corporation of the condition claimed to constitute grounds for Good Reason within sixty (60) days of the initial existence of such condition(s), and (y) the Corporation fails to remedy such condition(s) within thirty (30) days of receiving such written notice thereof; and provided, further, that in all events the termination of the Participant’s employment shall not constitute a termination for Good Reason unless such termination occurs not more than one hundred and eighty (180) days following the initial existence of the condition claimed to constitute grounds for Good Reason.

(iv)“Permanent Disability” with respect to the Participant means any mental or physical illness or disability that renders the Participant incapable of performing the Participant’s duties, even with a reasonable accommodation, for more than twelve (12) consecutive weeks in any twelve-month period, unless a longer period is required by law. The date of Permanent Disability will be the date on which the Administrator declares the incapacity on the grounds described above.

(v)“Severance Date” means the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary. A termination of employment shall not be considered to have occurred for purposes of the Award if the Participant is employed by the Corporation and such employment terminates but immediately following such termination of employment the Participant continues as an employee of a Subsidiary or if the Participant is employed by a Subsidiary and such employment terminates but immediately following such termination of employment the Participant continues as an employee of the Corporation or another Subsidiary.

9.Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 5(b).

10.Restrictive Covenants. The Participant agrees to abide by and be subject to the non-competition restrictions, non-solicitation restrictions, confidentiality restrictions, non-disparagement restrictions and other restrictive covenants as set forth in the attached Exhibit A, incorporated herein by this reference (the “Restrictive Covenants”).

11.Tax Withholding. Subject to Section 8.1 of the Plan, upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

12.Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of or in service to the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

13.Plan. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

14.Entire Agreement. This Agreement (including the Restrictive Covenants attached hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

15.Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

16.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17.Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

18.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

19.Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

20.Clawback Policy. The Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).

21.No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 11 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC., a Delaware corporation By:__________________________________ Print Name: [__________] Its: [__________]	PARTICIPANT ___________________________________ Signature ___________________________________ Print Name

EXHIBIT A

RESTRICTIVE COVENANTS

The Participant agrees to abide by and be subject to the covenants set forth in this Exhibit A. If the Participant previously received one or more awards under the Plan, the provisions of this Exhibit A also replace the covenants set forth in any similar restrictive covenant exhibit to any award agreement(s) evidencing such prior award(s) (the “Prior Restrictive Covenants”). In the event of any conflict or inconsistency between this Exhibit A and any Prior Restrictive Covenants, this Exhibit A controls.

1.Confidentiality.

The Participant will not, during the term of his/her employment with the Corporation or at any time thereafter, (a) directly or indirectly, divulge, furnish, publish, distribute, disclose, exploit or otherwise make available to any person or entity, whether or not a competitor of the Corporation, or (b) otherwise use Confidential Information for any purpose except as necessary to perform such Participant’s duties to the Corporation. In addition, and without limiting the generality of the foregoing, the Participant will not make any Unauthorized disclosure of Confidential Information. All references herein to the “Corporation” will be deemed to include its subsidiaries and affiliates.

As used herein, the term:

(a)“Confidential Information” means trade secrets, confidential or proprietary information, and all other information, documents or materials, relating to, owned, developed or possessed by the Corporation, whether in tangible or intangible form. Confidential Information includes, but is not limited to, financial information, products, product and service costs, prices, profits and sales, new business, technical or other ideas, proposals, plans and designs, business strategies, product and service plans, marketing plans and studies, forecasts, budgets, projections, computer programs, data bases and the documentation and information contained therein, computer access codes and similar information, source codes, know-how, technologies, concepts and designs, including, without limitation, patent applications, research projects and all information connected with research and development efforts, records, business relationships, methods and recommendations, existing or prospective client, customer, vendor and supplier information (including, but not limited to, identities, needs, transaction histories, volumes, characteristics, agreements, prices, identities of individual contacts, and spending preferences or habits), training manuals and similar materials used by the Corporation in conducting its business operations, skills, responsibilities, compensation and personnel files of employees, directors and independent contractors of the Corporation, competitive analyses, contracts, product formulations, and other confidential or proprietary information that has not been made available to the general public by the Corporation. Confidential Information will not include information that (i) is or becomes generally available to the public through no act or omission on the part of the Participant, (ii) is hereafter received on a non-confidential basis by the Participant from a third party who has the lawful right to disclose such information, or (iii) the Participant is required to disclose pursuant to court order or law.

(b)“Unauthorized” means: in contravention of or otherwise inconsistent with (i) this Award Agreement or the policies or procedures of the Corporation; (ii) any measures taken by the Corporation to protect its interests in the Confidential Information; (iii) lawful instruction or directive, either written or oral, of a director, officer or employee of the Corporation empowered to issue such instruction or directive; (iv) any duty existing under law or contract; or (v) the Corporation’s best interests.

The Participant further agrees to take all reasonable measures to prevent unauthorized persons or entities from obtaining or using Confidential Information. Promptly upon termination, for any reason, of the Participant’s employment with the Corporation, the Participant agrees to deliver to the Corporation all property and materials within the Participant’s possession or control that belong to the Corporation or contain Confidential Information.

Notwithstanding anything in this Award Agreement or in a prior equity award or other agreement with the Corporation or any of its affiliates to the contrary: (1) the Participant may truthfully respond to a lawful and valid subpoena or other legal process, but shall give the Corporation the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Corporation and its counsel the documents and other information sought, and shall assist the Corporation and such counsel in resisting or otherwise responding to such process; and (2) no provision in this Award Agreement or any such other agreement limits the Participant’s right (i) to discuss the terms, wages, and working conditions of the Participant’s employment to the extent permitted and/or protected by applicable labor laws, (ii) to report Confidential Information in a confidential manner either to a federal, state or local government official or to an attorney where such disclosure is solely for the purpose of reporting or investigating a suspected violation of law, or (iii) to disclose Confidential Information in an anti-retaliation lawsuit or other legal proceeding, so long as that disclosure or filing is made under seal and the Participant does not otherwise disclose such Confidential Information, except pursuant to court order. The Corporation encourages the Participant, to the extent legally permitted, to give the Corporation the earliest possible notice of any such report or disclosure.

2.Non-Competition; Non-Solicitation; Non-Disparagement.

(a)In consideration for the rights granted to Participant under this Award Agreement, during the applicable Restriction Period, as described below, the Participant will not, directly or indirectly, in any Restricted Area, own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise), lend money or reputation to, or participate in the ownership, management, operation or control of, any business or entity, whether in corporate, proprietorship or partnership form or otherwise, that directly or indirectly competes with the Corporation, whether on a retail or e-commerce basis, including, without limitation, any business that owns or operates, directly or indirectly, stores commonly referred to as Cabela’s, Bass Pro Shops, Scheels or Gander Outdoors (in each case a “Restricted Business”); provided, however, that the restrictions in this Section 2(a) will not restrict the acquisition by the Participant, directly or indirectly, of less than 2% of the outstanding capital stock of any publicly traded company engaged in a Restricted Business. As used herein, “Restricted Area” means North America.

(b)During the applicable Restriction Period, the Participant will not, directly or indirectly:

(i)hire, offer to hire, solicit, divert, entice away, or in any other manner persuade, or attempt to do any of the foregoing (“Solicit”), any person who is an officer, employee or consultant of the Corporation to accept employment with a third party (including, for purposes of this Section 2(b), any business or entity that is not an affiliate of the Corporation, even if the business or entity is affiliated with a stockholder of the Corporation);

(ii)solicit any person or entity who was, at any time within six months prior to the Solicitation, an officer, employee, agent or consultant of the Corporation to work for a third party engaged in a Restricted Business;

(iii)publish or communicate (other than statements made while employed by the Corporation or one of its affiliates in connection with carrying out the Participant's duties and responsibilities for the Corporation or any of its affiliates), in a manner intended to be public or that should reasonably be expected to become public (including, without limitation, through social media), disparaging or derogatory statements or opinions about the Corporation or any of its affiliates, stockholders, officers, employees, directors, or customers; provided that it shall not be a breach of this clause (iv) for the Participant to testify truthfully in any judicial or administrative proceeding or to make statements or allegations in legal filings that are based on the Participant's reasonable belief and are not made in bad faith; or

(iv)solicit, (A) any actual or prospective customer, supplier or distributor of the Corporation to become a customer, supplier or distributor of any third party engaged in a Restricted Business or (B) any customer, supplier or distributor to cease doing business with the Corporation or reduce its dealings with the Corporation.

(c)“Restriction Period” means the duration of the Participant’s employment by the Corporation, and:

(i)with respect to Section 2(a) above, the 12 months following the cessation of Participant’s employment; provided, however, that if the shares of Common Stock that are issued pursuant to the Award are redeemed by the Corporation pursuant to the Articles, the Restriction Period for purposes of Section 2(a) will end;

(ii)with respect to Sections 2(b)(i), 2(b)(ii) and 2(b)(iv), three years following the termination of such employment; and

(iii) with respect to Section 2(b)(iii), indefinitely thereafter.